CONSENT

To:	Olympus Pacific Minerals Inc.
And to:	Berns & Berns, Counselors at Law
And to:	U.S. Securities & Exchange Commission
(the “Securities Regulator”)

Gentlemen:

RE: TECHNICAL REPORTS - BONG MIEU AND PHUOC SON GOLD PROJECTS

Reference is made to the technical reports (the “Technical Reports”) entitled ““A Technical Review of the Bong Mieu Gold Project in Quang Nam Province, Vietnam” dated August 31, 2007, and “Preliminary Assessment of the Phuoc Son Project in Quang Nam Province, Vietnam” dated December 2007, by Terra Mining Consultants and Stevens & Associates which we prepared for Olympus Pacific Minerals Inc. (the “Company” or “Olympus”).

We hereby consent to the filing of the Technical Reports with the Securities Regulator, and to the written disclosure of the Technical Reports and the inclusion of extracts therefrom or a summary thereof in the annual Form 20-F. We further agree to being named as an expert in the annual statement (Form 20-F).

Dated this 26th day of March, 2008.

Sincerely,
STEVENS & ASSOCIATES

“Signed” by Murray Stevens Principal

TERRA MINING CONSULTANTS

“Signed” by Graeme Fulton Director